EX-99
             LETTER FROM AUDITOR




LETTER FROM AUDITOR PURSUANT TO RULE 12b-25(c) (on letterhead):



Dohan and Company                                     Telephone:  (305) 274-1366
Certified Public Accountants                          Facsimile:  (305) 274-1368
(A Professional Association)
7700 North Kendall Drive, #200
Miami, FL 33156-7584








September 26, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20548

Ladies and Gentlemen:

     Our report of the examination of the audited financial statements of Xpedian, Inc. as of June 30, 2001, cannot be issued by the required filing date of Form 10-KSB, because we have not received the remaining financial information necessary to complete our procedures.


Very Truly Yours,


/s/  Steven H. Dohan, CPA
     --------------------
     Dohan and Company, CPA's



cc: Xpedian, Inc.



Member:

Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants
Private Companies and SEC Practice Sections
SC International
Offices in Principal Cities